Exhibit 15.1
March 14, 2023
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-238458) of Credit Suisse Group AG and Credit Suisse AG and in the Registration Statements on Form S-8 (No. 333-101259, 333-208152, 333-217856 and 333-268336) of Credit Suisse Group AG of our report dated March 14, 2023 relating to the financial statements of Credit Suisse Group AG and its subsidiaries (the “Group”) and the Group’s effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers AG